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                                                                     EXHIBIT 4.7

                             XENONICS HOLDINGS, INC.
                               WARRANT CERTIFICATE

            THIS WARRANT CERTIFICATE (the "Warrant Certificate") certifies that for value received, NEIL G. BERKMAN ASSOCIATES (the "Holder"), is the owner of this warrant (the "Warrant"), which entitles the Holder thereof to purchase at any time on or before the Expiration Date (as defined below) TWENTY FIVE THOUSAND (25,000.00) Shares (the "Warrant Shares") of fully paid non-assessable shares of the common stock, par value $.001 per share, (the "Common Stock"), of XENONICS HOLDINGS, INC. a Nevada corporation (the "Company"), at a purchase price of $ 5.05 per Warrant Share (the "Purchase Price"), in lawful money of the United States of America by bank or certified check, subject to adjustment as hereinafter provided.

                  THE WARRANT REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT.

            1.    WARRANT: PURCHASE PRICE.

            This Warrant shall entitle the Holder thereof to purchase the Warrant Shares at the Purchase Price. The Purchase Price and the number of Warrant Shares evidenced by this Warrant Certificate are subject to adjustment as provided in Article 6.

            2.    EXERCISE: EXPIRATION DATE.

                  (a) This Warrant is exercisable, at the option of the Holder, at any time after the date of issuance and on or before the Expiration Date (as defined below) by delivering to the Company written notice of exercise (the "Exercise Notice"), stating the number of Warrant Shares to be purchased thereby, accompanied by bank or certified check payable to the order of the Company for the Warrant Shares to be purchased. Within twenty (20) business days of the Company's receipt of the Exercise Notice accompanied by the consideration for the Warrant Shares being purchased, the Company shall issue and deliver to the Holder a certificate representing the Warrant Shares being purchased. In the case of exercise for less than all of the Warrant Shares represented by this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrant Shares.

                  (b) Expiration. The term "Expiration Date" shall mean 5:00
            p.m., New York time, on JUNE 30, 2009, or if such date shall in the State of New York shall be a holiday or a day on which banks are authorized to close, then 5:00 p.m., New York time, the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

            3.    RESTRICTIONS ON TRANSFER.

                  (b) Restrictions. This warrant, and the Warrant Shares or any other security issuable upon exercise of this Warrant may not be assigned, transferred, sold, or otherwise

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            deposed of unless (i) there is in effect a registration statement under the Act covering such sale, transfer, or other disposition or
            (ii) the Holder furnishes to the Company an opinion of counsel, reasonably acceptable to counsel for the Company, to the effect that the proposed sale, transfer, or other disposition may be effected without registration under the Act, as well as such other documentation incident to such sale, transfer, or other disposition as the Company's counsel shall reasonably request.

                  (b) Legend. Any Warrant Shares issued upon the exercise of this Warrant shall bear the following legend:

                  "The shares evidenced by this certificate were issued upon exercise of a Warrant and may not be sold, transferred, or otherwise disposed of in the absence of an effective registration under the Securities Act of 1933 (the "Act") or an opinion of counsel, reasonably acceptable to counsel for the Company, to the effect that the proposed sale, transfer, or disposition may be effectuated without registration under the Act."

            4.    RESERVATION OF SHARES.

            The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The company covenants that all shares of Common Stock which shall be issuable upon exercise of this Warrant shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issue thereof.

            5.    LOSS OR MUTILATION.

            Upon receipt by the Company of reasonable evidence of the loss, theft, destruction, or mutilation of this Warrant Certificate and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to the Company, or in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof, a new Warrant Certificate representing an equal number of Warrant Shares exercisable thereunder.

            6.    ANTI-DILUTION PROVISIONS.

                  (a) The number of shares of Common Stock and the Purchase
            Price per Warrant Share pursuant to this Warrant shall be subject to adjustment from time to time as provided for in this Section 6(a). Notwithstanding any provision contained herein, the aggregate Purchase Price for the total number of Warrant Shares issuable pursuant to this Warrant shall remain unchanged. In case the Company shall at any time change as a whole, by subdivision or combination in any manner or by the making of a stock dividend, the number of outstanding shares of Common Stock into a different number of shares, (i) the number of shares which the Holder of this Warrant shall have been entitled to purchase pursuant to this Warrant shall be increased or decreased in direct proportion to such increase or decrease of shares, as the case may be, and (ii) the Purchase Price per Warrant Share (but not he aggregate Purchase Price) in effect immediately prior to such change shall be increased or decreased in inverse proportion to such increase or decrease of shares, as the case may be.

                  (b) In case of any capital reorganization or any
            reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (or in the case of any sale, transfer, or other disposition to another corporation of all or substantially all the property, assets, business, and goodwill of the Company), the Holder of

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            this Warrant shall thereinafter be entitled to purchase the kind and amount of shares of capital stock which this Warrant entitled the Holder to purchase immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, transfer, or other disposition; and in any such case appropriate adjustments, shall be made in the application of the provisions of this Section 6 with respect to rights and interests thereafter of the Holder of this Warrant to the end that the provisions of this
            Section 6 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of this Warrant.

                  (c) Fractional Shares. No certificate for fractional shares shall be issued upon the exercise of this Warrant, but in lieu thereof the Company shall purchase any such fractional shares calculated to the nearest cent.

                  (d) Rights to the Holder. The Holder of this Warrant shall not be entitled to any rights of a shareholder of the Company in respect to any Warrant Shares purchasable upon the exercise hereof until such Warrant Shares have been paid for in full and issued to it. As soon as practicable after such exercise, the Company shall deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, to the person or persons entitled to receive the same.

            7.    REPRESENTATIONS AND WARRANTIES.

            The Holder, by acceptance of this Warrant, represents and warrants to, and covenants and agrees with, the Company as follows:

                        (i) The Warrant is being acquired for the Holder's own
                  account for investment an not with a view toward resale or distribution of any part thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

                        (ii) The Holder is aware that the Warrant is not
                  registered under the Act or any state securities or blue sky laws and, as a result, substantial restrictions exist with respect to the transferability of the Warrant and the Warrant Shares to be acquired upon exercise of this Warrant.

                        (iii) The Holder is an accredited investor as defined in
                  Rule 501(a) of Regulation D under the Act and is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Warrant, and its financial position is such that it can afford to retain the Warrant and the Warrant Shares for an indefinite period of time without realizing any direct or indirect cash return on this investment.

            8.    REGISTRATION.

                  (a) Piggyback Registration. The Company agrees that if other than a registration statement filed to register the distribution of warrants and/or to register shares for selling shareholders to be prepared and filed within one year of the date hereof, at any time on or before the Expiration Date the Company registers any of its securities under the Act, whether for its own account or on behalf of selling stockholders the Company will provide the Holder with at least forty-five (45) days prior written notice of such intention and, upon request from the Holder, will cause the underlying shares issuable under this Warrant designated by the Holder to be registered under the Act (such event, a "Piggyback Registration").

                  (b) Piggyback Registration Procedures. A registration
            statement referred to in Section

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            8(a) shall be prepared and processed in accordance with the following terms and conditions:

                        (i) The Holder agrees to cooperate in furnishing
                  promptly to the Company in writing any information requested by the Company in connection with the preparation, filing, and processing of such registration statement.

                        (ii) The Company shall include in the registration
                  statement the shares of Common Stock proposed to be included in the Piggyback Registration, subject to the limitations set forth in Section 8(c).

                        (iii) The Company shall prepare and file with the
                  Securities and Exchange Commission (the "SEC") such amendments and supplements to such registration statement and the prospectuses used in connections therewith as may be required to comply with the provisions of the Act.

                        (iv) The Company shall furnish to the Holder such number
                  of copies of each prospectus, including preliminary prospectuses, in conformity with the requirements of the Act, and such other documents, as the Holder may reasonably request in order to facilitate the public sale or other disposition of the shares owned by it.

                        (v) The Company shall provide a transfer agent and
                  registrar for all such Common Stock registered pursuant to this Section 8 not later than the Effective Date of such registration statement.

                        (vi) The Company shall, in connection with an
                  underwritten offering, enter into an underwriting agreement on terms customarily contained in underwriting agreements with respect to secondary distributions or combined primary and secondary distributions, as appropriate.

                        (vii) The Company shall make available for inspection
                  upon reasonable terms by the Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other agent retained by an such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with the preparation of such registration statement, provided that as a condition precedent to such inspection, the Company may require such inspecting party to execute and deliver a confidentiality agreement in a form to be provided by the Company.

                        (viii) The Holder shall not (until further notice)
                  effect sales of the shares covered by the registration statement after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update registration statement or prospectus.

                  (c) Limitations. Notwithstanding the foregoing, if a Piggyback
            Registration is an underwritten offering and the managing underwriter advises the Company in writing that in its opinion the total amount of securities requested to be included in such registration exceeds the amount of securities which can be sold in such offering, the Company will include in such registration: (i) first, all securities the Company proposes to sell, and (ii) second, up to such amount of securities requested to be included in such registration by the Holders of the Company, which in the opinion of such managing underwriter can be sold.

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            9.    FURNISH INFORMATION.

            The Company agrees that is shall promptly deliver to the Holder copies of all financial statements, reports and proxy statements which the Company is required to send to its shareholders generally.

            10.   INDEMNIFICATION.

                  (a) The Company may require, as a condition to including any
            Common Stock in any Piggyback Registration pursuant to Section 8 hereof that the Company shall have received an undertaking satisfactory to it from the Holder to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each person who participates as an underwriter (if such underwriter so requests) in the offering or sale of such securities and each person, if any, who controls such underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an "Indemnified Person"), against any losses, claims damages, liabilities or expenses, joint or several, to which such person may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or (ii) omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such actual or alleged statement or omission described in (i) or (ii) above was made in reliance upon and in conformity with written information furnished to the Company by such Holder for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, participating person or controlling person and shall survive the transfer of such securities by such Holder.

                  (b) The Company shall agree, in connection with any
            registration statement filed pursuant to Section 8 hereof, that the Company shall indemnify each Holder selling Common Stock pursuant to such registration statement and each other person, if any, who controls such Holder within meaning of Section 15 of the Act or
            Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such person may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment thereof or supplement thereto or any document incorporated by referenced therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Holder for use in preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.

                  (c) If the Indemnification provided for in Sections 10(a) or
            10(b) above is unavailable to

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            an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party in lieu of indemnifying such indemnified party thereunder shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party, or by the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 10(c) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            11.   MISCELLANEOUS.

                  (a) Transfer Taxes: Expenses. The Holder shall pay any and all underwriters' discounts, brokerage fees, and transfer taxes incident to the sale or exercise of this Warrant or the sale of the underlying shares issuable thereunder, and shall pay the fees and expenses of any special attorneys or accountants retained by it.

                  (b) Notice. Any notice or other communication required or
            permitted to be given to the Company shall be in writing and shall be delivered by certified mail with return receipt or delivered in person against receipt, as follows:

                             Xenonics Holdings, Inc.
                             2236 Rutherford Road, Suite 123
                             Carlsbad, CA 92008

                  (c) Governing Law. This Warrant Certificate shall be governed by, and construed in accordance with, the laws of the State of Nevada, without reference to the conflicts of laws.

            IN WITNESS WHEREOF, the company has caused this Warrant Certificate to be duly executed as of the date set forth below.

                                                        XENONICS HOLDINGS, INC,

                                                        By:
                                                            --------------------

Date: July 1, 2004

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                           FORM OF EXERCISE OF WARRANT

      The undersigned hereby elects to exercise this Warrant as to _______Common Shares covered thereby. Enclosed herewith is a bank or certified check in the amount of $_____.

Date:__________________

                                           Name:________________________________

                                           Address:_____________________________
                                           _____________________________________
                                           _____________________________________

                                           Signature:___________________________

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